Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172134-01 on Form S-3, of our reports dated February 7, 2012, relating to the consolidated financial statements and financial statement schedules of Highwoods Realty Limited Partnership and subsidiaries (the “Operating Partnership”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 7, 2012